THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR ANY STATE SECURITIES LAWS AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, IN EITHER CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

                                  NETGURU, INC.

                          Common Stock Purchase Warrant
                                       to
                             Purchase 20,000 Shares
                                       of
                                  Common Stock

                This Common Stock Purchase Warrant is issued to:

                         First Montauk Securities Corp.
                             328 Newman Springs Road
                               Red Bank, NJ 07701

by netGuru, Inc., a Delaware corporation (hereinafter called the "Company", which term shall include its successors and assigns).

         FOR VALUE RECEIVED and subject to the terms and conditions hereinafter set out, the registered holder of this Warrant as set forth on the books and records of the Company (the "Holder") is entitled upon surrender of this Warrant to purchase from the Company Twenty Thousand (20,000) fully paid and nonassessable shares of Common Stock, $.01 par value per share (the "Common Stock"), at the Exercise Price (as defined below) per share.

         This Warrant shall expire at the close of business on December 31, 2005 (the "Expiration Date").

         1. (a) The right to purchase shares of Common Stock represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company at 22700 Savi Ranch Parkway, Yorba Linda, California 92887 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment to the Company, by cash or by certified check or bank draft, of the Exercise Price for such shares. The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant shall have been surrendered and payment shall have been made for such shares of Common Stock as aforesaid. Certificates for the shares of Common Stock so purchased (together with a cash adjustment in lieu of any fraction of a share) shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, in all other respects identical with this Warrant, shall also be issued and delivered to the Holder within such time, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

                  (b) This Warrant may be exercised to acquire, from and after the date hereof, the number of shares of Common Stock set forth on the first page hereof (subject to adjustments described in this Warrant); provided, however, the right hereunder to purchase such shares of Common Stock shall expire at the close of business on the Expiration Date.

         2. This Warrant is being issued by the Company pursuant to the terms of a Letter Agreement dated November 27, 2000 relating to an investment in the Company by Peter R. Kellogg (the "Letter Agreement").

         3. The Company covenants and agrees that all Common Stock upon issuance against payment in full of the Exercise Price by the Holder pursuant to this Warrant will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (except to the extent resulting from the Holder's own circumstances, actions or omissions). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, and will procure at its sole expense upon each such reservation of shares the listing thereof (subject to issuance or notice of issuance) on all stock exchanges on which the Common Stock is then listed or inter-dealer trading systems on which the Common Stock is then traded. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock may be listed or inter-dealer trading system on which the Common Stock is then traded. The Company will not take any action which would result in any adjustment in the number of shares of Common Stock purchasable hereunder if the total number of shares of Common Stock issuable pursuant to the terms of this Warrant after such action upon full exercise of this Warrant and, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and other rights to purchase shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Restated Certificate of Incorporation, as then amended.

         4. The Initial Exercise Price is $3.93 per share of Common Stock ("Initial Exercise Price"). The Initial Exercise Price shall be adjusted as provided for below in this Section 4 (the Initial Exercise Price, and the Initial Exercise Price, as thereafter then adjusted, shall be referred to as the "Exercise Price") and the Exercise Price from time to time shall be further adjusted as provided for below in this Section 4. Upon each adjustment of the

Exercise Price, the Holder shall thereafter be entitled to receive upon exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by (i) multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment, and (ii) dividing the product thereof by the Exercise Price resulting from such adjustment. The Exercise Price shall be adjusted as follows:

                  (i) In the case of any amendment to the Company's Restated Certificate of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, this Warrant shall be adjusted so as to provide that upon exercise thereof, the Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the Holder issuable upon such exercise had the exercise occurred immediately prior to such designation, change or division. This Warrant shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Subsection 4(i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                  (ii) If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (iii) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation or other entity, or the sale of all or substantially all of the Company's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section 4), lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to receive upon the exercise hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant under this Section 4 had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation or merger). Subject to the terms of this Warrant, in the event of a merger or consolidation of the Company with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to holders of Common Stock, is greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger or consolidation, then the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

                  (iv) In case the Company shall, at any time prior to exercise of this Warrant, consolidate or merge with any other corporation or other entity (where the Company is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder of this Warrant upon the exercise of this Warrant after the effective date of such transaction shall be entitled to receive the kind and amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by a holder of the number of shares of Common Stock as to which this Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interest of the Holder of this Warrant to the end that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon exercise of this Warrant.

         Whenever the Exercise Price shall be adjusted pursuant to this Section 4, the Company shall issue a certificate signed by its President or Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and the Exercise Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

         No fractional shares of Common Stock shall be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Exercise Price then in effect.

         5. The Holder shall, with respect to the shares of Common Stock issuable upon the exercise of this Warrant, have the registration rights set forth in this Section 5.

                  5.1 On or before December 8, 2000, the Company shall, at its sole cost and expense, file a registration statement on the appropriate form under the 1933 Act with the SEC covering all of the shares of Common Stock underlying the Warrant (referred to in this Section 5 as the "Registrable Securities") purchased by Holder (referred to in this Section 5 as the "Registered Holder") pursuant to this Warrant. The Company will use its best efforts to have such registration statement declared effective as soon as possible after filing, and to keep such registration statement current and effective until December 31, 2005 or until such earlier date as all of the Registrable Securities registered pursuant to such registration statement shall have been sold.

                  5.2 If the Company effects any registration under the 1933 Act of any Registrable Securities pursuant to Section 5.1, the Company shall indemnify, to the extent permitted by law, and hold harmless any person or entity whose Registrable Securities are included in such registration statement (each, a "Seller"), any underwriter, any officer, director, affiliate, shareholder, employee or agent of such underwriter, and each other person, if any, who controls such underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages, liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any other legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Company shall not be liable in any such case to a particular indemnified party to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document.

                  5.3 In connection with any registration statement in which Seller is participating, Seller shall indemnify, to the extent permitted by law, and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, affiliate, shareholder, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by the Seller specifically for use in the preparation thereof.

                  5.4 Any person entitled to indemnification under Section 5.2 or 5.3 above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 5.4, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under
Section 5.2 or 5.3 above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty
(20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party.

                  5.5 If for any reason the indemnity provided in Section 5.2 or
5.3 above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 5.5 shall be several in proportion to their respective underwriting commitments and not joint.

                  5.6 The provisions of Sections 5.2 through 5.5 of this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

                  5.7 If and whenever the Company is required by the provisions of this Section 5 to use its best efforts to register any Registrable Securities under the 1933 Act, the Company shall, as expeditiously as possible under the circumstances and subject to the terms of this Section 5:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible after filing and remain effective.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and effective and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall the Company be required to do so after December 31, 2002.

                           (c) Furnish to the Sellers participating in the
offering, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep the registration statement current.

                           (d) Use its best efforts to register or qualify the
Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions.

                           (e) Notify each Seller selling Registrable
Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (f) As soon as practicable after the effective date
of the registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement which earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act, including, at the Company's option, Rule 158 thereunder. To the extent that the Company files such information with the SEC in satisfaction of the foregoing, the Company need not deliver the above referenced earnings statement to Seller.

                           (g) Upon request, deliver promptly to counsel of each
Seller participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with the Company's business when conducting any such investigation and each Seller shall keep any such information received pursuant to this Section confidential.

                           (h) Provide a transfer agent located in the United
States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

                           (i) List the Registrable Securities covered by such
registration statement on such exchanges and/or on Nasdaq or the NASD's OTC Bulletin Board as the Common Stock is then currently listed upon.

                           (j) Pay all Registration Expenses (as defined herein)
incurred in connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each Seller shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel fees, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants.

                  5.8 The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5 may be specifically enforced. In the event that the Company shall fail to keep any registration statement effective as provided in this Section 5 or otherwise fails to comply with its obligations and agreements in this Section 5, then, in addition to any other rights or remedies the Registered Holder may have at law or in equity, including without limitation, the right of rescission, the Company shall indemnify and hold harmless the Registered Holder from and against any and all manner or loss which he may incur as a result of such failure. In addition, the Company shall also reimburse the Registered Holder for any and all reasonable legal fees and expenses incurred by him in successfully enforcing his rights pursuant to this Section 5, regardless of whether any litigation was commenced.

         6. This Warrant need not be changed because of any change in the Exercise Price or in the number of shares of Common Stock purchased hereunder.

         7. The terms defined in this paragraph, whenever used in this Warrant, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. The term "Common Stock" shall mean and include the Company's Common Stock, $.01 par value per share, authorized on the date of the original issue of this Warrant and shall also include in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in Section 4 hereof, the stock, securities or assets provided for in such paragraph. The term "Company" shall also include any successor corporation to netGuru, Inc. by merger, consolidation or otherwise. The term "outstanding" when used with reference to Common Stock shall mean at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company. The term "1933 Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission, or any other federal agency then administering the 1933 Act, thereunder, all as the same shall be in effect at the time.

         8. This Warrant is exchangeable, upon the surrender hereby by the Holder at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any such new Warrants and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity, reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant or such new Warrants, the Company will issue to the Holder a new Warrant of like tenor, in lieu of this Warrant or such new Warrants, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

         9. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. This Warrant shall not entitle the Holder to any voting rights or any rights as a shareholder of the Company. The rights and obligations of the Company, of the Holder, and of any holder of shares of Common Stock issuable hereunder, shall survive the exercise of this Warrant.

         10. This Warrant, together with the Letter Agreement, sets forth the entire agreement of the Company and the Holder of the Common Stock issuable upon the exercise of this Warrant with respect to the rights of the Holder and the Common Stock issuable upon the exercise of this Warrant.

         11. The validity, interpretation and performance of this Warrant and each of its terms and provisions shall be governed by the laws of the State of California, without regard to choice of law principles.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal and dated as of November 27, 2000.

                                      NETGURU, INC.

                                      By: /S/ Amrit K. Das
                                          --------------------------------------
                                          Amrit K. Das, Chief Executive Officer